UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2016

Questar Gas Company

(Exact Name of Registrant as Specified in Its Charter)

Utah	333-69210	87-0155877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South State Street, P.O. Box 45360 Salt Lake City, Utah		84145-0360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (801) 324-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2016, Questar Gas Company (the “Company”) entered into a note purchase agreement (the “Note Purchase Agreement”) with the purchasers listed in Schedule A thereto (collectively, the “Purchasers”) relating to the issuance and sale by the Company of $50,000,000 aggregate principal amount of 3.62% Senior Notes, Series A, due December 1, 2046 and $50,000,000 aggregate principal amount of 3.67% Senior Notes, Series B, due December 1, 2051 (collectively, the “Notes”).

The Note Purchase Agreement contains restrictive covenants customary for such financings, including, among other things, covenants that place limits on the Company’s ability to enter into material transactions with affiliates, merge or consolidate with other persons, incur liens on assets and incur additional debt. The Note Purchase Agreement also contains events of default customary for such financings, the occurrence of which would permit the Purchasers of the Notes to accelerate the amounts due thereunder under certain circumstances.

The foregoing description of the Note Purchase Agreement is qualified in its entirety by reference to the Note Purchase Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Note Purchase Agreement, dated December 15, 2016, by and among the Company and the purchasers listed in Schedule A thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUESTAR GAS COMPANY Registrant

/s/ James R. Chapman
Name:	James R. Chapman
Title:	Senior Vice President – Mergers & Acquisitions and Treasurer

Date: December 16, 2016